Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 16, 2015, with respect to our audit of the consolidated financial statements of DLH Holdings Corp., included in its Annual Report on Form 10-K for the year ended September 30, 2015, as filed with the Securities and Exchange Commission. /s/ WithumSmith+Brown, PC WithumSmith+Brown, PC New York, New York July 27, 2016